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                                                                      Exhibit 15

                            ACKNOWLEDGMENT LETTER OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
KeyCorp

We are aware of the incorporation by reference in the Registration Statement (Form S-3) of KeyCorp, of our reports dated April 13, 2004, July 13, 2004, and November 2, 2004 relating to the unaudited condensed consolidated interim financial statements of KeyCorp, that are included in the Quarterly Report on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004.

/s/ Ernst & Young LLP

Cleveland, Ohio
December 20, 2004